VOTING TRUST AGREEMENT


     THIS VOTING TRUST AGREEMENT ("Agreement") is made and entered into this 18th day of February, 1999, by and between Bruce N. Davis, William W. Service, Gregory W. Wendt, Linda Bolton, Cordy Jensen, Ken N. Boettcher and Karen Brooks ("Holders"), shareholders of Elmer's Restaurants, Inc. ("Corporation"), and Bruce N. Davis, William W. Service and Cordy Jensen ("Voting Trustees").

RECITALS:

     WHEREAS, each of the Holders owns capital stock in the Corporation and deems it to be in the best interest of the parties to this Agreement and the Corporation that this Agreement be made;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and obligations set forth herein, the parties agree as follows:

     Voting Trust.

          Creation of Voting Trust. The Voting Trustees, and each of them, are hereby appointed voting trustees under the voting trust created by this Agreement. During the term of this Agreement, the Voting Trustees shall act as voting trustees in respect to the tendered shares of stock in the Corporation, and voting shares subsequently received by the Voting Trustees as a result of the operation of this Agreement (such tendered shares and subsequent shares to be collectively referred to as the "Shares"), with all the powers, rights and privileges and subject to all the conditions and covenants hereinafter set forth.

          Deposit of Shares. Concurrently with the execution and delivery of this Agreement, each Holder will assign and transfer, or cause to be assigned and transferred, to the Voting Trustees all shares of voting stock in the Corporation owned directly or indirectly or held of record by such Holder. Each Holder will also assign and transfer, or cause to be assigned and transferred, to the Voting Trustees all shares of voting stock in the Corporation acquired during the term of this Agreement and owned directly or indirectly or held of record by such Holder; the assignment and transfer will be made immediately after the acquisition thereof. Each Holder shall deposit with the Voting Trustees the certificates representing such shares, duly endorsed in blank or accompanied by stock powers or other instruments of assignment duly executed in blank, free and clear of any liens, claims, encumbrances or other rights of third parties.

          Delivery of Voting Trust Certificates. Upon receipt by the Voting Trustees of the certificates for the Shares, the Voting Trustees shall hold the Shares, in trust, subject to the terms and conditions of this Agreement and shall deliver or cause to be delivered to each Holder one or more voting trust certificates ("Voting Trust Certificates" or "Certificates"), in the form provided for in Section 2.1, representing in the aggregate the total number of Shares deposited by each Holder.

          Issue of Share Certificates To Voting Trustees. The certificates representing the Shares shall be surrendered by the Voting Trustees to the Corporation and canceled, and new certificates representing the Shares shall be issued by the Corporation to and in the name of the Voting Trustees, as voting trustees, and the fact that such certificates are issued pursuant to this Agreement shall be noted by the Corporation on its stock transfer records. The Voting Trustees are authorized and empowered to cause to be made any further transfers of the Shares which may become necessary through the occurrence of any change of persons holding the office of Voting Trustee.

          Acceptance of Trust. The Voting Trustees accept the trust created hereby in accordance with all of the terms and conditions contained in this Agreement. The Shares shall be held by the Voting Trustees for the purposes of and in accordance with this Agreement, and none of the Shares, or any interest therein, shall be sold or otherwise disposed of, pledged or encumbered by the Voting Trustees, except as provided in this Agreement.

     Voting Trust Certificates.

          Form. The Voting Trust Certificates to be issued and delivered by the Voting Trustees under this Agreement in respect of the Shares shall be substantially in the form of Exhibit A, with such changes therein consistent with the provisions of this Agreement as the Voting Trustees and the Holders may from time to time approve:

          Restrictions on Certificate Transfers.

               Applicability of Restrictions. The restrictions on transfer of Voting Trust Certificates are intended to apply during the term of the voting trust provided for in this Agreement.

               Restriction on Lifetime Disposition. No Holder shall dispose of (and the terms "dispose of" and "disposition" as used in this Agreement mean any sale, transfer, assignment, pledge, mortgage, distribution or other form of disposition or conveyance, whether voluntary, involuntary, or by operation of law, or in the case of a non-individual Holder, pursuant to a merger, consolidation, sale of assets or other reorganization, and whether testamentary or inter vivos) all or any part of his interest in a Voting Trust Certificate issued hereunder except under the conditions set forth in this Agreement. Until the termination of this Agreement, each Voting Trust Certificate shall remain subject to this Agreement even though an offer or offers are made under this Agreement but not accepted. Each person, personal representative, entity or successor in interest who acquires an interest in a Voting Trust Certificate issued hereunder shall hold it subject to the terms of this Agreement. Every transferee of a Voting Trust Certificate, by the acceptance of such Certificate, shall become a party to this Agreement, and shall assume all rights and obligations which the transferor had under this Agreement.

               Disposition Upon Death. Upon the death of a Holder of a Voting Trust Certificate, the estate of the deceased Holder (or the distributee of the estate) shall be deemed to have succeeded to the decedent's interest in this Agreement, and shall be deemed to have agreed to assume decedent's obligations under this Agreement.

               Right of First Refusal. The Shares are subject to a right of first refusal, as set forth in a Share Transfer Agreement, dated as of May 22, 1997, among CBW Inc., the Holders and certain other persons, as amended by a First Amendment to Share Transfer Agreement, dated August 25, 1997 (the "Share Transfer Agreement"). The Holders agree that transfer of a Voting Trust Certificate shall be subject to the right of first refusal set forth in the Share Transfer Agreement in the same manner as if the Voting Trust Certificate were a share of common stock in CBW Inc.

               2.2.5 Transfer; Registered Holder; Transfer Books. The Voting Trustees shall keep available for inspection by Holders at the office of the Voting Trustees set forth in the Voting Trust Certificate (or at such other office of which the holders thereof have been notified in writing) correct and complete books and records of account relating to the voting trust created by this Agreement and a record of all Holders. The Voting Trust Certificates shall be transferable only on the books of the Voting Trustees, upon surrender of such Voting Trust Certificates (duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank, together with all requisite transfer tax stamps attached thereto and an amount sufficient to pay all Federal, State and local taxes or other governmental charges, if any, then payable in connection with such transfer) by the registered Holder in person or by such Holder's duly authorized attorney. Upon the surrender of any Voting Trust Certificate for transfer, the Voting Trustees shall cancel such Voting Trust Certificate and issue to the transferee (and to the registered holder of such Voting Trust Certificate, in the case of a partial transfer) a new Voting Trust Certificate or Certificates in the same form and representing in the aggregate the same number of Common Shares of the Corporation as the Voting Trust Certificates presented for cancellation. Any Voting Trust Certificate or Certificates may be exchanged for another Voting Trust Certificate or other Voting Trust Certificates for a like aggregate amount, but in different denominations.

          2.3. Record Ownership. The Voting Trustees may treat the registered Holder of each such Voting Trust Certificates as the absolute owner thereof for all purposes whatsoever, and accordingly shall not be required to recognize any legal, equitable or other claim or interest in such Voting Trust Certificate on the part of any other person, whether or not the Voting Trustees shall have express or other notice thereof.

          2.4. Replacement of Mutilated or Lost Certificates. In case any Voting Trust Certificate shall become mutilated or be destroyed, lost or stolen, the registered Holder thereof shall immediately notify the Voting Trustees, who, at their discretion and subject to the following sentence, shall issue and deliver to such Holder a new Voting Trust Certificate of like tenor and denomination in exchange for and upon cancellation of the Voting Trust Certificate so mutilated, or in substitution for the Voting Trust Certificate so destroyed, lost or stolen. The applicant for such substituted Voting Trust Certificate shall furnish proof reasonably satisfactory to the Voting Trustees of such destruction, loss or theft, and, upon request, shall furnish an indemnity reasonably satisfactory to the Voting Trustees and shall comply with such other reasonable requirements as the Voting Trustees may prescribe.

     Dividends and Distributions; Subscriptions.

          Dividends or Distributions Payable in Cash or Other Property. The Voting Trustees shall, from time to time, pay or cause to be paid to Holders, their pro rata share of any dividends or distributions payable in cash or property, other than voting stock of the Corporation, collected by the Voting Trustees upon the Shares deposited hereunder. For the purpose of making any such payment, or for any other purpose, the Voting Trustees may, in their discretion, fix such date as they may reasonably determine as a record date for the determination of persons entitled to any payments or other benefits hereunder, or order their transfer books closed for such period or periods of time as they shall deem proper.

          Share Dividends or Distributions. The Voting Trustees shall receive and hold, subject to the terms of this Agreement, any voting stock of the Corporation issued in respect of the Shares by reason of any recapitalization, share dividend, split, combination or the like and shall issue and deliver Voting Trust Certificates therefor to the holders in proportion to their respective interests therein as shown on the books of the Voting Trustees.

          Subscriptions.   In  case  any  voting  stock  of   the
Corporation  shall  be  offered  to  the  stockholders   of   the
Corporation  for  subscription, then,  upon  receiving  from  any
Holder at least two full business days prior to the time permitted by the Corporation for subscription and payment, a request to subscribe on behalf of such Holder for a stated amount of such stock (which amount shall not exceed the ratable amount for which the number of Shares represented by such Voting Trust Certificate may subscribe), together with the funds necessary to purchase the stock to be subscribed for, the Voting Trustees will make subscription and payment. If the Voting Trustees shall receive instructions to do so from any Holder, or in case a request to subscribe and the required funds as referred to in the preceding sentence shall not have been received by the Voting Trustees at least twenty-four hours prior to the expiration of such subscription rights, the Voting Trustees shall attempt in good faith to sell such subscription rights on the best terms reasonably available in the judgment of the Voting Trustees. If unable to effect such sale, the Voting Trustees may either permit such subscription rights to lapse or make them available to any one or more of the other Holders. Any amount received by the Voting Trustees (other than voting stock) in respect of the sale of such subscription rights shall be distributed immediately to the Holder of such Voting Trust Certificate.

    Any stock subscribed for in accordance with the provisions of this Section 3.3 shall be held by the Voting Trustees for the purposes of and in accordance with this Agreement, and the Voting Trustees shall deliver or cause to be delivered to such registered Holder one or more Voting Trust Certificates representing in the aggregate the total number of shares of stock so subscribed for. Upon receiving notice of any such offering of voting stock of the Corporation, the Voting Trustees will mail copies of such notice to the registered Holders at their last addresses as they appear on the books of the Voting Trustees.

     Matters Relating to Administration of Voting Trust; Voting.

          Action by Voting Trustees. The number of Voting Trustees shall be three. In all matters except as expressly provided for in this Agreement, the Voting Trustees shall act as a group. The action of a majority of the entire number of Voting Trustees as stated above, expressed from time to time at a meeting, or by a writing without a meeting, shall, except as otherwise herein stated, constitute the action of the Voting Trustees and shall have the same effect as if assented to by all. At any meeting of the Voting Trustees, any Voting Trustee may vote in person or by written proxy given to any other Voting Trustee; and any Voting Trustee may give a power of attorney to any other Voting Trustee to sign for him in case of action of the Voting Trustees taken in writing without a meeting. The Voting Trustees may adopt their own rules of procedure.

          Rights and Powers of Voting Trustees. The Voting Trustees shall possess and be entitled, subject to the provisions hereof, in their discretion, in person or by proxy, to exercise all the rights and powers of absolute owners of all Shares, including, but without limitation, the right to receive dividends on Shares, and the right to vote, consent in writing or otherwise act with respect to any corporate or shareholders' actions. Such corporate or shareholders' actions include but are not limited to the election of directors, any increase or reduction in the stated capital of the Corporation, any classification or reclassification of any of the shares as now or hereafter authorized into preferred or common stock or other classes of shares with or without par value, any amendment to the Articles of Incorporation or Bylaws, any merger or consolidation of the Corporation with other corporations, any sale of all or any part of its assets, and the creation of any mortgage or security interest in or lien on any property of the Corporation. It is expressly stipulated that no voting right shall pass to others by or under the Voting Trust Certificates, or by or under this Agreement, or by or under any other express or implied agreement.

          Meetings of Holders. In the event that the Voting Trustees, in their sole discretion, shall desire to ascertain the views of the Holders with respect to any action or thing done or proposed to be done by them or by the Corporation, or upon any other question, the Voting Trustees may for such purpose call a meeting of such Holders to be held at a place selected by the Voting Trustees. Notice of this meeting shall set forth the time, place and purpose of the meeting and shall be mailed, at least ten days before the date of such meeting, to each Holder of record of Voting Trust Certificates outstanding hereunder. At such meeting, every Holder shall have the same number of votes as the Shares represented by the Voting Trust Certificates standing in his name and may vote in person or by written proxy. If at any such meeting the Holders representing a majority in amount of the Shares held hereunder shall affirmatively concur in any expression or view with regard to any matter or thing mentioned in the call of such meeting, such expression may conclusively and for all purposes be deemed by the Voting Trustees to be that of all Holders. Each and every Holder agrees for himself, his successors and assigns to accept and be bound by such determination of the Holders of Voting Trust Certificates representing a majority in amount of the securities held hereunder as herein provided. No action at any such meeting shall operate to modify the express provisions of this Agreement or in any way limit the powers and discretion of the Voting Trustees as defined by this Agreement. Votes by Holders, made pursuant to this provision, are advisory only, and are not binding on the Voting Trustees.

          Trustee Removal. The Voting Trustees may be individually removed by the affirmative vote of, or by a written instrument or instruments signed by, the Holders of Voting Trust Certificates representing a two thirds majority of the Shares for, and only for, acts or omissions constituting fraud, misrepresentation, misappropriation, or other intentionally tortious misconduct.

          Resignation. A Voting Trustee may resign at any time by delivering his resignation in writing to the Holders, to take effect sixty days after the date of such delivery, whereupon all powers, rights and obligations of the resigning Voting Trustee under this Agreement shall cease and terminate except as provided in this Agreement. If a successor Voting Trustee shall not have been appointed within sixty days after the giving of such written resignation, the Voting Trustees may apply to any court of competent jurisdiction to appoint a successor Voting Trustee to act until such time, if any, as a successor shall have been appointed as provided in Section 4.6.

          Vacancies. If any vacancy shall occur in the position of Voting Trustee by reason of the death, removal, resignation, inability or refusal to act of a Voting Trustee, or otherwise, such vacancy shall be filled by the appointment of a successor by the remaining Voting Trustees. If there is at any time a vacancy in the office of Voting Trustee, the voting power of the shares of the Corporation evidenced by the Voting Trust Certificates shall continue to be exercised by the remaining Voting Trustees. Any successor Voting Trustee appointed as herein provided shall indicate his acceptance of such appointment by signing counterparts of this Agreement and delivering such counterparts to the Holders, and thereupon such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Voting Trustees as if such successor had been originally a party to this Agreement as a Voting Trustee. The term "Voting Trustees" as used in this Agreement shall apply to and mean the original Voting Trustee hereunder and any successor.

          Expenses, etc.  The Holders shall reimburse the  Voting
Trustees for all reasonable expenses, including counsel fees, incurred by them in connection with the exercise of their powers and the performance of their duties under this Agreement.

          The Holders shall reimburse the Voting Trustees for the cost of all transfer tax stamps required and all Federal, State and local taxes payable in connection with the deposit of the Shares in the voting trust pursuant to this Agreement and in connection with the re-transfer by the Voting Trustees of the Shares to the Holders upon the surrender of such certificates.

           Any such expenses may be charged to the Holders of Voting Trust Certificates pro rata according to the number of Shares represented by the Certificates, and may be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of Shares in exchange for Voting Trust Certificates as provided herein, and the Voting Trustees shall be entitled to a lien therefor upon Shares, funds or other property in their possession.

          Indemnification. The Holders shall indemnify and hold the Voting Trustees harmless from and against any and all liabilities, losses, costs, and expenses, including reasonable attorneys' fees, in connection with or arising out of the administration of the voting trust created by this Agreement or the exercise of any powers or the performance of any duties by them as herein provided or contemplated, except such as may arise from the willful misconduct or gross negligence of the Voting Trustees.

          Reliance on Advice of Counsel. The Voting Trustees may consult with counsel concerning any question which may arise with reference to their duties or authority under this Agreement or any of the provisions hereof or any matter relating hereto, and the opinion of such counsel shall be a full and complete authorization and protection in respect of any action taken or omitted by the Voting Trustees here under in good faith and in accordance with such opinion of counsel, and the Voting Trustees shall not be liable for any damages sustained as a result thereof.

          No Duty to Investigate. The Voting Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document submitted to the Voting Trustees.

          Interest of Voting Trustees. The Voting Trustees assume no liability as shareholders, their interest hereunder being that of trustees only. The Voting Trustees will vote the Shares on all matters in accordance with the provisions of this Agreement, but they shall have no implied obligations and they assume no responsibility in respect of any action taken (or not taken) in pursuance of their votes so cast.

          Compensation of Voting Trustees. Each Voting Trustee shall not be entitled to any compensation for their service as Voting Trustees hereunder, other than reimbursement of expenses pursuant to Section 4.7.

           4.13 Fiduciary Duties. In exercising the voting rights granted herein, each Voting Trustee shall exercise his best judgment to vote for suitable directors of the Corporation, and to vote upon any resolution, proposed action, or other matters presented at any stockholders' meeting. In exercising voting rights, each Voting Trustee shall act in good faith and in a manner reasonably believed to be in the best interest of the Corporation. Each Voting Trustee shall not be required to vote in the manner recommended or advised by the registered holders of voting trust certificates.

           4.14 Exculpation. Each Voting Trustee shall not be liable to the Holders for honest mistakes of judgment, or for action or inaction taken in good faith and reasonably believed to be in the best interest of the Corporation, provided that the mistake, action, or inaction does not constitute recklessness, fraud, or willful or wanton misconduct.

           4.15 Owner and Voting Agreement. The Holders and certain other persons are parties to an Owner and Voting Agreement, dated as of May 22, 1997, as amended by a First Amendment to Owner and Voting Agreement, dated as of July 9, 1998 (the "Owner and Voting Agreement"). The Holders and the Voting Trustees agree that the Voting Trustees shall vote the Shares as if they were "Owners" for purposes of the Owner and Voting Agreement.

     Holders of Voting Trust Certificates Bound.

     All Voting Trust Certificates issued under this Agreement shall be issued, received, and held subject to all of the terms of this Agreement. Every registered Holder of a Voting Trust Certificate, and every bearer of a Voting Trust Certificate properly endorsed in blank or properly assigned, by the acceptance or holding thereof shall be deemed conclusively for all purposes to have assented to this Agreement and to all of its terms, conditions and provisions and shall be bound by this Agreement with the same force and effect as if such Holder or bearer had been originally a party to this Agreement.

     Dissolution of Corporation.

     In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Voting Trustees shall receive the moneys, securities, rights or property to which the Holders of Shares are entitled, and shall distribute the same among the Holders in proportion to their interests. Alternatively, the Voting Trustees may in their discretion deposit such moneys, securities, rights or property with any bank or trust company doing business in the State of Oregon, with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Voting Trustees in respect of such moneys, securities, rights or property so deposited shall cease.

     Reorganization of Corporation.

     In case the Corporation is merged into or consolidated with another corporation, or all or substantially all of the assets of the Corporation are transferred to another corporation, then in connection with such transfers the term "Corporation" for all purposes of this Agreement shall be taken to include such successor corporation, and the Voting Trustees shall receive and hold under this Agreement any voting stock of such successor corporation received on account of the ownership, as Voting Trustees hereunder, of Shares held hereunder prior to such merger, consolidation or transfer. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Voting Trustees may, in their discretion, substitute for such Voting Trust Certificates new voting trust certificates in appropriate form, and the term "Shares" as used herein shall be taken to include any shares which may be received by the Voting Trustees in lieu of all or any part of the shares of the Corporation.

     Termination; Release of Shares.

          Termination by Holders of Voting Trust Certificates. The voting trust created by this Agreement may be terminated at any time by the Holders representing eighty-five percent of the votes to which the Shares held by the Voting Trustees hereunder are entitled. Any such termination shall be effective sixty days after notice thereof has been delivered to the Voting Trustees, and all further obligations or duties of the Voting Trustees under this Agreement or any provision hereof shall cease as of the close of business on such effective date.

           8.2 Events of Termination. The Voting Trust shall also terminate upon the occurrence of any one of the following events:

           (1) The Corporation makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy; is adjudicated bankrupt or insolvent; files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature; or seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of itself or of all or any substantial part of its properties.

          Exchange of Shares and Voting Trust Certificates. Upon termination of this Agreement, the Voting Trustees, in exchange for and upon surrender of any Voting Trust Certificate then outstanding, shall, in accordance with the terms thereof and out of the Shares received and held by them hereunder, cause the Corporation to deliver to the Holders certificates for Shares represented by such Voting Trust Certificate. Furthermore, if any such delivery shall take place (i) after the record date for establishing holders of Shares entitled to vote at a meeting of stockholders but (ii) prior to the date of such meeting of stockholders, the Voting Trustees shall deliver with the certificates for Shares an irrevocable proxy authorizing the person in whose name the certificates for Shares are registered to vote such Shares at such meeting.

     New Subscribers.

     Any holder of shares of the Corporation may at any time become a subscriber hereto with respect to any such shares by subscribing to this Agreement and depositing the certificate representing his shares, accompanied by duly executed instruments of transfer. Such subscribers shall then become Holders as if they were original parties to this Agreement.

     Amendments.

     This Agreement may be amended or terminated at any time by an instrument in writing duly executed and acknowledged by the Holders with Voting Trust Certificates representing eighty-five percent of the votes to which the Shares held by the Voting Trustees hereunder are entitled.

     Miscellaneous.

          Benefits of this Agreement; Survival. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Holders, the Voting Trustees, and their respective successors and assigns. The rights of the Voting Trustee under Sections 4.7 and 4.8 and of the Holders of Voting Trustee Certificates under Section 8.2 shall survive any termination of this Agreement or any resignation or removal of any Voting Trustee pursuant to the terms of this Agreement.

          Notice. Any notice, request, offer, acceptance or other communication permitted or required to be given hereunder to the Holders or the Voting Trustees shall be sent by facsimile, certified mail or by courier service, return receipt requested, or hand-delivered to such person at the address set forth below:

Holders:
                              Bruce N. Davis
                              William W. Service
                              140 E. 5th Street, Suite A
                              Eugene, Oregon 97401

                                                       Cordy
                              Jensen
                              27 East Fifth
                                                       Eugene,
                              Oregon 97401

                                                       Gregory W.
                              Wendt
                              2547 Lyon Street
                                                       San
                              Francisco, California 94123

                                                       Karen
                              Brooks
                              88725 Skyhigh Drive

Springfield, Oregon 97408

                                                       Linda
                              Bolton
                                                       1574
                              Coburg Road, #230
                                                       Eugene,
                              Oregon 97401

                                                       Ken N.
                              Boettcher
                              292 West Twelfth
                              Eugene, Oregon 97401

Voting Trustees:
                              Bruce N. Davis
                              William W. Service
                              140 E. 5th Street, Suite A
                              Eugene, Oregon 97401

                                                       Cordy
                              Jensen
                              27 East Fifth
                              Eugene, Oregon 97401

or at such other addresses as may be established by notice hereunder. Any notice so given shall be deemed effective at the time of delivery indicated on the duly completed postal service or courier receipt or when hand-delivered.

          Severability. In case any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, neither the validity nor the enforceability of the remainder of this Agreement shall be in any way affected.

          Descriptive Headings; Gender. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the provisions hereof. The use of the masculine gender shall be deemed to include the feminine and neuter gender.

          Counterparts of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Governing  Law.   This Agreement  and  the  rights  and
obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Oregon.

          Term.   This  Agreement  and the voting  trust  created
hereby shall expire and be of no further force or effect on the tenth anniversary of the date of this Agreement, unless extended by written agreement.

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                                Page 1 of 2

     The respective parties have caused this Agreement to be executed as of the date first above written.

     Voting Trustees:



     __/s/ Bruce N. Davis_________
     Bruce N. Davis



     __/s/ Cordy Jensen___________
     Cordy Jensen



     __/s/ William W. Service_____
     William W. Service



     Holders:



     __/s/ Bruce N. Davis_________
     Bruce N. Davis



     __/s/ Cordy Jensen___________
     Cordy Jensen



     __/s/ William W. Service_____
     William W. Service



     __/s/ Gregory W. Wendt_______
     Gregory W. Wendt



     __/s/ Karen Brooks___________
     Karen Brooks



     _/s/ Linda Bolton____________
     Linda Bolton



     _/s/ Ken N. Boettcher________
     Ken N. Boettcher